Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment”) is made as of the 21st day of April, 2005, by and among GLADSTONE COMMERCIAL CORPORATION and GLADSTONE COMMERCIAL LIMITED PARTNERSHIP, as Borrowers (together, the “Borrowers”), the GUARANTORS signatory hereto, as guarantors (collectively, the “Guarantors”), and BRANCH BANKING AND TRUST COMPANY, as Administrative Agent (the “Administrative Agent”) and a Bank, FIRST HORIZON BANK, as a Bank, and COMPASS BANK, as a Bank (collectively, the “Banks”).

R E C I T A L S:

          The Borrowers, the Guarantors, the Administrative Agent and the Banks have entered into a certain Credit Agreement dated as of February 28, 2005 (referred to herein as the “Credit Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

          The Borrowers have requested the Administrative Agent and the Banks to amend the Credit Agreement and the Membership Pledge Agreement to modify certain provisions thereof (i) to permit certain subleases of Eligible Properties, (ii) to permit certain of Borrowers’ Subsidiaries which own Borrowing Base Assets or prospective Borrowing Base Assets to be organized as limited partnerships and (iii) to permit certain limited guaranties by Gladstone Commercial Corporation of Long Term Limited Recourse Mortgage Loans by its Subsidiaries, all as more fully set forth herein. The Borrowers have further requested the Administrative Agent and the Banks to waive the provision of the Credit Agreement requiring immediate delivery of tenant estoppel and subordination and nondisturbance agreements to allow the Borrowers an additional forty-five (45) days to obtain such documents. The Administrative Agent, the Banks, the Borrowers and the Guarantors desire to amend and waive the Credit Agreement upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Guarantors, the Administrative Agent and the Banks, intending to be legally bound hereby, agree as follows:

     SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

     SECTION 2. Amendments. The Credit Agreement is hereby amended as set forth in this Section 2.

          SECTION 2.01. Amendment to Section 1.01. Section 1.01 of the Credit Agreement is amended by amending and restating the definitions of “Eligible Property,” “Eligible Property Owner” or “Eligible Mortgage Owner,” “Eligible Tenant,” “Membership

Pledge Agreement” and “Mortgaged Property Support Documents” to read in their entirety as follows:

          “Eligible Property” means a Property which satisfies all of the following requirements:

     (a) such Property is located in one of the 48 contiguous states of the United States of America or in the District of Columbia;

     (b) neither such Property, nor any interest of the Company or any Subsidiary thereof (including without limitation any Eligible Property Owner) therein, is subject to any Lien (other than Permitted Liens) or any Negative Pledge;

     (c) such Property is owned by an Eligible Property Owner and is a Wholly Owned Property;

     (d) none of the Company’s direct or indirect ownership interest in such Eligible Property Owner is subject to any Lien or any Negative Pledge (other than any Liens pursuant to the Loan Documents);

     (e) the Company directly, or indirectly through a Wholly Owned Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (A) to create Liens on such Property as security for Debt of the Company, any Loan Parties or such Subsidiary, as applicable and (B) to sell, transfer or otherwise dispose of such Property;

     (f) such Property is free of all structural defects or architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are fully insured against (subject to reasonable and customary deductibles) or are not material to the profitable operation of such Property;

     (g) such Property was acquired: (1) except for Properties proposed to be included as Borrowing Base Assets within ninety (90) days after the Closing Date, by the Eligible Property Owner within three months of the date such Property is proposed to be included as a Borrowing Base Asset; (2) by the Eligible Property Owner in accordance with the terms of the Acquisition, Credit and Collection Policy; and (3) in the ordinary course of the Company’s business through a sale-leaseback transaction;

     (h) good and indefeasible fee simple title to such Property is owned by the Eligible Property Owner free and clear of any liens (other than Permitted Liens) and 100% of the membership interests of such

Eligible Property Owner have been pledged pursuant to the Membership Pledge Agreement;

     (i) the tenant (or, in the case of a Property which has been subleased and the Company has underwritten the subtenant in lieu of the tenant, the subtenant): (a) has an internal risk rating of 4 or higher on the Company’s 10 point risk rating scale set forth in the Acquisition, Credit and Collection Policy and (b) is otherwise deemed an Eligible Tenant;

     (j) substantially all of the Property is leased or subleased to an Eligible Tenant pursuant to a lease or sublease substantially in the form previously approved by the Administrative Agent and the Required Lenders, except with respect to Properties acquired by an Eligible Property Owner subject to an existing lease that has not been entered into in contemplation of such sale to the Eligible Property Owner and which is in compliance with the Acquisition, Credit and Collection Policy and except for subleases of nonmaterial portions of the Property which shall not be subject to the requirements of this paragraph;

     (k) each Eligible Tenant is in material compliance with the terms of the lease or sublease and related documents;

     (l) such property has been a Borrowing Base Asset for less than 12 months;

     (m) lease and sublease payments on such Property are in U.S. Dollars; and

     (n) all of the representations and warranties set forth in the Mortgage with respect to such Property are true and correct.

     “Eligible Property Owner” or “Eligible Mortgage Owner” means (i) any limited liability company which is a Domestic Subsidiary and a Wholly Owned Subsidiary, all of the membership interests (and all other ownership interests) of which are pledged to the Secured Parties pursuant to the Membership Pledge Agreement or (ii) any limited partnership which is a Domestic Subsidiary and a Wholly Owned Subsidiary, and whose general partner is a corporation and a Domestic Subsidiary and a Wholly Owned Subsidiary, all of the limited partnership interests of which limited partnership and all of the stock of the corporate general partner of which limited partnership are pledged to the Secured Parties pursuant to the Membership Pledge Agreement.

     “Eligible Tenant” means on any day with respect to a Mortgaged Property, the tenant (or, in the case of a Property which has been subleased and the Company has underwritten the subtenant in lieu of the tenant, the subtenant): obligated to make payments pursuant to a lease or sublease of all or any portion of such Mortgaged Property (which lease or sublease shall be in form and content satisfactory to the Administrative Agent), including any guarantor thereof that satisfies each of the following requirements at all times: (i) such tenant or subtenant is not a natural person and is a legal operating entity, duly organized and validly existing under the laws of its jurisdiction of organization; (ii) the business of such tenant or subtenant has a Operating History of at least twenty-four (24) months from the date of its incorporation or formation; (iii) such tenant or subtenant is not the subject of any Insolvency Event and such tenant or subtenant has not experienced a material adverse change, in its business, financial condition, operations, properties or prospects since the date of the lease or sublease; (iv) no default, event of default or event which with the giving of notice or the expiration of time would constitute a default or event of default has occurred with respect to any other lease or sublease included within the Collateral to which such tenant or subtenant is a party; (v) such tenant or subtenant is not a Governmental Authority; (vi) such tenant or subtenant is in compliance with all material terms and conditions of such lease or sublease; (vii) such tenant’s or subtenant’s principal office is located in the United States; and (viii) such tenant or subtenant has an internal risk rating of 4 or higher on the Company’s 10 point risk rating scale set forth in the Acquisition, Credit and Collection Policy.

     “Membership Pledge Agreement” means collectively (or individually as the context may indicate): (i) a Membership Pledge Agreement by the Operating Partnership in favor of the Administrative Agent for the benefit of the Secured Parties dated the date hereof and (ii) any joinders thereto or any additional Equity Pledge Agreement (as such Membership Pledge Agreement has been retitled pursuant to the First Amendment to Credit Agreement dated as of April 21, 2005) in substantially the form of Exhibit R hereto delivered to the Administrative Agent pursuant to Section 5.25.”

     “Mortgaged Property Support Documents” means, for each Mortgaged Property, (i) the Title Policy pertaining thereto, (ii) such appraisals, surveys, flood hazard certifications and environmental assessments thereof as the Administrative Agent may require prepared by recognized experts in their respective fields selected by the Administrative Agent, (iii) as to Mortgaged Properties located in a flood hazard area, such flood hazard insurance as the Administrative Agent may require, (iv) with respect to facilities leased or subleased to third parties, such lessees’ or sublessees’ (in the case of sublessees of any material portion of the Property) estoppel, waiver and consent certificates and subordination, nondisturbance and attornment agreements, (v) such owner’s or lessee’s or sublessees’ (in the case of sublessees of any material portion of the Property) affidavits as the Administrative Agent may require, (vi) such opinions of local counsel with respect to the Mortgages or leasehold mortgages, as applicable, as the Administrative Agent may require, and (vii) such other documentation as the Administrative Agent may reasonably require, in each case as shall be in form and substance reasonably acceptable to the Administrative Agent.

          SECTION 2.02. Amendment to Section 3.01(c). Paragraph (c) of Section 3.01 of the Credit Agreement is amended and restated to read in its entirety as follows:

     “(c) receipt by the Administrative Agent of an opinion (together with any opinions of local counsel relied on therein, to the extent that an opinion of local counsel in the applicable state has not been previously provided with respect to another Property in the same state) of Cooley Godward LLP, counsel for the Borrowers and Guarantors, dated as of the Closing Date (or in the case of an opinion delivered pursuant to Section 2.14(d) such later date as specified by the Administrative Agent), substantially in the form of Exhibit P hereto and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent or any Bank may reasonably request;”

          SECTION 2.03. Amendment to Section 4.01. Section 4.01 of the Credit Agreement is amended and restated to read in its entirety as follows:

     “SECTION 4.01. Existence and Power. The Company is a corporation, the Operating Partnership is a limited partnership and each Guarantor is a limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.”

          SECTION 2.04. Amendment to Section 4.08. Section 4.08 of the Credit Agreement is amended and restated to read in its entirety as follows:

     “SECTION 4.08. Subsidiaries. Each of the Subsidiaries is a limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each Subsidiary other than the Operating Partnership is organized and governed pursuant to Organizational Documents, the form and contents of which are attached hereto as Exhibit G. No Loan Party has any Subsidiaries except those Subsidiaries listed on Schedule 4.08 and as set forth in any Compliance Certificate provided to the Administrative Agent and Banks pursuant to Section 5.01(c) after the Closing Date, which accurately sets forth each such Subsidiary’s complete name and jurisdiction of organization.”

          SECTION 2.05. Amendment to Section 5.12. Section 5.12 of the Credit Agreement is amended and restated to read in its entirety as follows:

     “SECTION 5.12. Maintenance of Existence, etc. Each Loan Party shall, and shall cause each Subsidiary of a Loan Party to, maintain its organizational existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained. The Operating Partnership shall at all times remain a limited partnership and meet all requirements to maintain its tax qualification as such. Any Subsidiary pledging Collateral hereunder shall be organized as a limited liability company or limited partnership pursuant to Organizational Documents in substantially the form attached hereto as Exhibits G-1 or G-2, respectively.”

          SECTION 2.06. Amendment to Sections 5.25(b) and (c). Sections 5.25(b) and (c) of the Credit Agreement are amended and restated to read in their entirety as follows:

     “(b) The Borrowers shall, and shall cause any Person owning membership or limited partnership interests in a Mortgaged Property Owner or Pledged Mortgage Receivable Owner and each Person owning stock in a corporate general partner of a Mortgaged Property Owner or Pledged Mortgage Receivable Owner that is a limited partnership (each, a “Pledgor Owner”) to: (i) to the extent not already a Borrower or Guarantor hereunder, join this Agreement as a Guarantor by executing a Joinder Agreement in the form attached hereto as Exhibit Q; (ii) pledge 100% of the membership or limited partnership interests of any Person which becomes a Mortgaged Property Owner or Pledged Mortgage Receivable Owner after the Closing Date and, in the case of a Mortgaged Property Owner or Pledged Mortgage Receivable Owner that is a limited partnership, also pledge 100% of the stock of the corporate general partner thereof, in each case pursuant to a Membership Pledge Agreement in the form attached hereto as Exhibit R executed and delivered by the Borrower or such Pledgor Owner to the Administrative Agent within ten (10) Domestic Business Days after the day on which such Person became a Mortgaged Property Owner or Pledged Mortgage Receivable Owner; and (iii) deliver to the Administrative Agent such Certificates evidencing such membership interests, limited partnership interests or stock together with transfer powers executed in blank. The Borrowers shall also cause the items specified in Section 3.01(c), (e), (g), (h) and (l) to be delivered to the Administrative Agent concurrently with the Joinder Agreement and Membership Pledge Agreement referred to above, modified appropriately to refer to such Membership Pledge Agreement, Pledgor Owner and such Mortgaged Property Owner or Pledged Mortgage Receivable Owner.

     (c) Once any Subsidiary becomes a Mortgaged Property Owner or Pledged Mortgage Receivable Owner and therefore becomes a party to this Agreement and a Guarantor in accordance with Section 5.25(a) or any membership or limited partnership interests of a Mortgaged Property Owner or Pledged Mortgage Receivable Owner are pledged by the Pledgor Owner thereof to the Administrative Agent in accordance with Section 5.25(b) and such Pledgor Owner becomes a party to this Agreement and a Guarantor in accordance with Section 5.25(b), (and, in the case of a Mortgaged Property Owner or Pledged Mortgage Receivable Owner which is a limited partnership, the common stock of the corporate general partner is pledged by the Pledgor Owner thereof pursuant to paragraph (b) above and such Pledgor Owner becomes a party to this Agreement and a Guarantor in accordance with Section 5.25(b)) such Subsidiary or Pledgor Owner (including, without limitation, all Initial Guarantors) thereafter shall remain a party to this Agreement and a Guarantor hereunder and the membership or limited partnership interests in such Mortgaged Property Owner or Pledged Mortgage Receivable Owner (including, without limitation, all initial Mortgaged Property Owners and all initial Pledged Mortgage Receivable Owners) and the common stock of any corporate general partner of a limited partnership pledged hereunder shall remain subject to the pledge to the Administrative Agent, as the case may be, even if such Mortgaged Property Owner or Pledged Mortgage Receivable Owner ceases to be a Mortgaged Property Owner or Pledged Mortgage Receivable Owner, as the case may be; provided that if a Mortgaged Property Owner or Pledged Mortgage Receivable Owner ceases to be a Subsidiary of the Borrowers as a result of a Borrower’s transfer or sale of one hundred percent (100%) of the Capital Securities of such Subsidiary in accordance with and to the extent permitted by the terms of Section 5.14, the Administrative Agent and the Banks agree to release such Subsidiary from the Guaranty and release the membership or limited partnership interests of such Subsidiary from the Membership Pledge Agreement, and, in the case of a corporate general partner of a Mortgaged Property Owner or Pledged Mortgage Receivable Owner which is a limited partnership, release the common stock of such corporate general partner, provided, however, that, notwithstanding the foregoing, if the corporate general partner is also a corporate general partner in another Mortgaged Property Owner or Pledged Mortgage Receivable Owner, the Collateral of which is not required to be released, then the common stock of such corporate general partner shall remain subject to the Membership Pledge Agreement and shall not be released.”

          SECTION 2.07. Amendment to Section 5.27. Section 5.27 of the Credit Agreement is amended and restated to read in its entirety as follows:

     “SECTION 5.27. Partnerships and Joint Ventures. No Loan Party shall become a general partner in any general or limited partnership or a joint venturer in any joint venture except that (i) the Company shall remain the indirect general partner in the Operating Partnership and (ii) corporate Loan Parties which are Wholly Owned Subsidiaries may be general partners in Subsidiaries which are limited partnerships.”

          SECTION 2.08. Amendment to Section 5.28. Section 5.28 of the Credit Agreement is amended to substitute a comma for the word “and” immediately preceding clause (d) thereof and to add the following new clause (e) at the end of said Section:

“(e) unsecured Guarantees by the Company of Long Term Limited Recourse Mortgage Loans to its Subsidiaries so long as (i) the scope of the Guarantee is limited to a “make-whole” for specifically enumerated (A) acts of malfeasance by the Subsidiary borrower of the Long Term Limited Recourse Mortgage Loan or its Affiliates or (B) intentional or negligent acts or omissions by such Subsidiary borrower or its affiliates resulting in a breach of such borrower’s obligations under such mortgage loan documents and (ii) the amount of the Guarantee is limited to the actual damages, losses, costs, liabilities or expenses of the mortgage lender resulting from such malfeasance or breach, provided that, notwithstanding the foregoing, said Guarantees may have full recourse to the Company in the event of any violation of the due on sale or due on encumbrance clauses of the applicable mortgage or upon the voluntary or involuntary bankruptcy of the Subsidiary borrower (other than an involuntary bankruptcy initiated by the mortgage lender), so long as the aggregate principal amount of Long Term Limited Recourse Mortgage Loans guaranteed by Guarantees which contain any full recourse provision upon the voluntary or involuntary bankruptcy of the Subsidiary borrower shall at no time exceed fifty (50) percent of the aggregate principal amount of all Long Term Limited Recourse Mortgage Loans.”

          SECTION 2.09. Amendment to Section 6.01(r). Paragraph (r) of Section 6.01 of the Credit Agreement is amended and restated to read in its entirety as follows:

     “(r) if (i) the Company or the Operating Partnership at any time fails to own (directly or indirectly, through Wholly Owned Subsidiaries) 100% of the outstanding shares of the voting stock (in the case of a corporation ) or membership interests (in the case of a limited liability company) or general and limited partnership interests (in the case of a limited partnership) (or equivalent equity interests) of each Subsidiary of the Company or the Operating Partnership or (ii) the Company, or any Wholly Owned Subsidiary of the Company, shall cease to be the sole general partner of the Operating Partnership with full power and discretion to manage and control the business of the Operating Partnership or (iii) any other holder of any interest (limited partnership or otherwise) in the Operating Partnership shall acquire the right (a) to remove the general partner for reasons other than bankruptcy or dissolution of the general partner or (b) to participate in the management or control of, transact business for, or sign for or bind, the Operating Partnership.”

          SECTION 2.10. Exhibit G – Organizational Documents for Subsidiaries. Exhibit G to the Credit Agreement is hereby amended (i) to add a new first page to such exhibit as set forth on Exhibit G hereto, (ii) to retitle the existing Exhibit G as “Exhibit G-1” and (iii) to add a new Exhibit G-2 as set forth on Exhibit G-2 hereto.

          SECTION 2.11. Exhibit R – Membership Pledge Agreement. Exhibit R to the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit R hereto.

     SECTION 3. Waiver of SNDA and Tenant Estoppel Delivery Deadline. The requirements of Section 3.01(g) of the Credit Agreement are hereby waived to the extent necessary to extend the deadline by which the Borrowers must deliver executed tenant estoppel certificates and Subordination Nondisturbance and Attornment Agreements from the date hereof to not later than forty-five (45) days from the date hereof.

     SECTION 4. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Administrative Agent and the Banks hereunder are subject to the following conditions, unless the Required Banks waive such conditions:

          (a) receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

          (b) the fact that the representations and warranties of the Borrower contained in Section 6 of this Amendment shall be true on and as of the date hereof.

     SECTION 5. No Other Amendment or Waiver. Except for the amendments and waiver set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended or waived, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended and waived. The Banks and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Obligations. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended and waived, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed. The Borrower hereby expressly agrees that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

     SECTION 6. Representations and Warranties. The Borrowers and the Guarantors hereby represent and warrant to the Administrative Agent and each of the Banks as follows:

          (a) No Default or Event of Default, nor any act, event, condition or circumstance which with the passage of time or the giving of notice, or both, would constitute an Event of Default, under the Credit Agreement or any other Loan Document has occurred and is continuing.

          (b) The Borrowers and the Guarantors each have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.

          (c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers or managers of the Borrowers and the Guarantors and constitutes the legal, valid and binding obligations of the Borrowers and the Guarantors enforceable against each of them in accordance with its terms, provided that such enforceability is subject to general principles of equity.

          (d) The execution and delivery of this Amendment and the performance by the Borrowers and the Guarantors hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrowers or the Guarantors nor be in contravention of or in conflict with the articles of incorporation, bylaws, operating agreement or other organizational documents of the Borrower or the Guarantors or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrowers or the Guarantors is party or by which the assets or properties of the Borrower or the Guarantors are or may become bound.

     SECTION 7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

     SECTION 8. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

     SECTION 9. Effective Date. This Amendment shall be effective as of the date hereof.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

GLADSTONE COMMERCIAL CORPORATION

By:		(SEAL)

George Stelljes III
Executive Vice President
and Chief Investment Officer

GLADSTONE COMMERCIAL LIMITED PARTNERSHIP

By:	Gladstone Commercial Partners, LLC its General Partner

By:	Gladstone Commercial Corporation its Manager

By:		(SEAL)

George Stelljes III
Executive Vice President
and Chief Investment Officer

EE, 208 SOUTH ROGERS LANE, RALEIGH, NC LLC

By:	Gladstone Commercial Limited Partnership its Manager

By:	Gladstone Commercial Partners, LLC its General Partner

By:	Gladstone Commercial Corporation its Manager

By:		(SEAL)

George Stelljes III
Executive Vice President
and Chief Investment Officer

LITTLE ARCH CHARLOTTE NC LLC

By:	Gladstone Commercial Limited Partnership its Manager

By:	Gladstone Commercial Partners, LLC its General Partner

By:	Gladstone Commercial Corporation its Manager

By:		(SEAL)

George Stelljes III
Executive Vice President
and Chief Investment Officer

OB CRENSHAW PA GLADSTONE COMMERCIAL LLC

By:	Gladstone Commercial Limited Partnership its Manager

By:	Gladstone Commercial Partners, LLC its General Partner

By:	Gladstone Commercial Corporation its Manager

By:		(SEAL)

George Stelljes III
Executive Vice President
and Chief Investment Officer

OB MIDWAY NC GLADSTONE COMMERCIAL LLC

By:	Gladstone Commercial Limited Partnership its Manager

By:	Gladstone Commercial Partners, LLC its General Partner

By:	Gladstone Commercial Corporation its Manager

By:		(SEAL)

George Stelljes III
Executive Vice President
and Chief Investment Officer

GCC POCONO LLC

By:	Gladstone Commercial Limited Partnership its Manager

By:	Gladstone Commercial Partners, LLC its General Partner

By:	Gladstone Commercial Corporation its Manager

By:		(SEAL)

George Stelljes III
Executive Vice President
and Chief Investment Officer

[Remainder of this page intentionally left blank]

BRANCH BANKING AND TRUST COMPANY, as Administrative Agent and as a Bank

By:		(SEAL)

James C. Stallings III Vice President

[Remainder of this page intentionally left blank]

FIRST HORIZON BANK, a Division of First Tennessee Bank, NA

By:		(SEAL)

J. Jordan O’Neill, III, Senior Vice President

[Remainder of this page intentionally left blank]

COMPASS BANK

By:		(SEAL)

T. Ray Sandefur Senior Vice President

[Remainder of this page intentionally left blank]

EXHIBIT G

[FORM OF ORGANIZATIONAL DOCUMENTS FOR NEW SUBSIDIARIES]

EXHIBIT G-1 — ORGANIZATIONAL DOCUMENTS FOR LLC SUBSIDIARIES

EXHIBIT G-2 — ORGANIZATIONAL DOCUMENTS FOR LIMITED PARTNERSHIP SUBSIDIARIES

EXHIBIT G-2

AGREEMENT OF LIMITED PARTNERSHIP
OF
[GLADSTONE ENTITY], L.P.

     THIS AGREEMENT OF LIMITED PARTNERSHIP (“Agreement”) is made and effective for all purposes as of the ___day of ___, 200_, by and between [Gladstone Entity], INC., a Delaware corporation (the “General partner”), and GLADSTONE COMMERCIAL LIMITED PARTNERSHIP, a Delaware limited partnership (the “Limited Partner”, and together with the General Partner, the “Partners”).

     WHEREAS, the Partners desire to join together and form a limited partnership under and pursuant to the Act (as hereinafter defined), and other relevant laws of the State of Delaware, for the purposes and upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, the Partners, intending to be legally bound, hereby agree as follows.

SECTION 1
DEFINITIONS

     Capitalized words and phrases used in this Operating Agreement have the following meanings:

     “Act” means the Delaware Revised Uniform Limited Partnership Act, Title 6, Chapter 17 of the Annotated Code of Delaware, as such act may from time to time be amended, including any successor statute.

     “Affiliate” means, with respect to any Person (i) any individual, corporation, limited liability company, partnership, trust or other legal entity directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, general partner, member or trustee of such Person or (iii) any individual who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, general partners, members or persons exercising similar authority with respect to such Person.

     “Agreement” means this Agreement of Limited Partnership of [GLADSTONE ENTITY], L.P., as amended from time to time, which shall constitute the limited partnership agreement of the Partnership for all purposes of the Act. Words such as “herein,” “hereinafter,” “hereof,” “hereto” and “hereunder” refer to this Agreement as a whole, unless the context otherwise requires.

     “Bankruptcy” means, with respect to any Person, a “Voluntary Bankruptcy” or an “Involuntary Bankruptcy.” A “Voluntary Bankruptcy” means, with respect to any Person (i) the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (ii) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property or (iii) corporate or other action taken by such Person to authorize any of the actions set forth above. An “Involuntary Bankruptcy” means, with respect to any Person, without the consent or acquiescence of such Person, (i) the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, (ii) the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days, or (iii) without the consent or acquiescence of such’ Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within ninety (90) days.

     “Certificate” means the certificate of formation for the Partnership filed in the office of the Secretary of State of Delaware pursuant to the Act, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

     “General Partner” means [Gladstone Entity], INC., a Delaware corporation, or any Person who is admitted as a General Partner pursuant to the terms of this Agreement.

     “Indemnified Person” means the General Partner, any officer of the Partnership appointed by the General Partner, and any Affiliate which performs services for the benefit of the Partnership, each of their respective partners, officers, directors, shareholders, members or employees and such other Persons as the General Partner may designate from time to time, in its sole and absolute discretion.

     “Limited Partner” means GLADSTONE COMMERCIAL LIMITED PARTNERSHIP, a Delaware limited partnership, or such other Person who is admitted as a limited partner pursuant to the terms of this Agreement.

     “Liquidator” means the General Partner or such other Person appointed by the Partners acting in the capacity of liquidating trustee of the Partnership.

     “Partners” means General Partner(s) and Limited Partner(s).

     “Partnership” means the limited partnership, known as [GLADSTONE ENTITY], L.P., formed pursuant to this Agreement and the Certificate.

     “Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

     “Property” means all real, and if any, personal property acquired by the Partnership and shall include both tangible and intangible property.

SECTION 2
THE PARTNERSHIP

     2.1 Name.

The name of the Partnership is [GLADSTONE ENTITY], L.P., and all business of the Partnership shall be conducted in such name or in such other name as the General Partner may designate.

     2.2 Purpose; Powers.

          (a) The purpose and nature of the business to be conducted by the Partnership is to acquire, own, hold, maintain, manage, operate, improve, develop, construct, finance, pledge, encumber, mortgage, sell, exchange, lease, dispose of and otherwise deal with the Property.

          (b) The Partnership shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Partnership set forth in this Section 2.2 and has, without limitation, any and all powers that may be exercised on behalf of the Partnership by the General Partner pursuant to Section 6 hereof.

     2.3 Principal Place of Business; Agent for Service of Process.

          (a) The principal place of business of the Partnership shall be located at such place as determined by the General Partner.

          (b) The registered agent for service of process on the Partnership in the State of Delaware shall be Corporation Service Company or any successor as appointed by the General Partner in accordance with the Act. The address for the registered agent shall be

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808

          (c) The initial registered office of the Partnership in the State of Delaware is:

[GLADSTONE ENTITY], L.P.
c/o Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808

          (d) The Partnership may maintain other offices, as determined by the General Partner.

     2.4 Term.

The term of the Partnership commenced on the date the Certificate was filed in the Office of the Secretary of State of State of Delaware in accordance with the Act. The Partners intend that the existence of the Partnership shall continue until the earlier to occur of (i) winding up and liquidation of the Partnership and the completion of its business following a Dissolution Event, as provided in Section 7.1 hereof or (ii) December 31, 2073.

     2.5 Title to Property.

All Property owned by the Partnership shall be owned by the Partnership as an entity, and no Partner shall have any ownership interest in such Property in its individual name, and each Partner’s interest in the Partnership shall be personal property for all purposes. The Partnership shall hold title to its Property in the name of the Partnership and not in the name of any Partner.

     2.6 Payments of Individual Obligations.

The Partnership’s credit and assets shall be used solely for the benefit of the Partnership, and no asset of the Partnership shall be transferred or encumbered for, or in payment of, any individual obligation of any Partner.

SECTION 3
CAPITAL CONTRIBUTIONS AND OTHER MATTERS

     3.1 Capital Contributions.

The General Partner shall not make any capital contribution to the Partnership and shall receive no ownership interest in the Partnership. The Limited Partnership has or will cause the Property to be deeded to the Partnership as an initial capital contribution. In consideration of such capital contribution, the Limited Partner has received 100% of the partnership interest in the Partnership. Upon the request of the General Partner, the Limited Partner may, but shall not be required to, make subsequent capital contributions to the Partnership.

     3.2 Other Matters.

          (a) No Partner shall receive any interest, salary or drawing with respect to its capital contribution or for services rendered on behalf of the Partnership or otherwise, in its capacity as a Partner, except as otherwise provided in this Agreement.

          (b) The Limited Partner shall not be liable for the debts or any other obligations of the Partnership, nor shall any Partner be required to guarantee any debts, liabilities, contracts or obligations of the Partnership.

          (c) No Partner shall be required to lend any funds to the Partnership.

          (d) No Partner shall receive any salary or other compensation for services rendered on behalf of the Partnership. Notwithstanding the foregoing, the Partnership may enter into a property management agreement or other services agreement with a Partner or an Affiliate of a Partner.

SECTION 4
PROFIT, LOSS, INCOME AND DEDUCTIONS; DISTRIBUTIONS

     4.1 Determination of Profit and Loss. The profit and loss of the Partnership shall be determined in accordance with the accounting methods followed for federal income tax purposes and otherwise in accordance with sound accounting principles and procedures applied in a consistent manner. An accounting shall be made for each taxable year by the accountants employed by the Partnership as soon as possible after the close of each such taxable year to determine the profit or loss of the Partnership, which shall be credited or debited, as the case may be, 100% to the Limited Partner.

     4.2 Allocation of Profits, Losses, Income and Deductions; Distributions.

          (a) One hundred percent (100%) of the profits, losses, income and deductions of the Partnership shall be allocated to the Limited Partner. One hundred percent (100%) of all cash of the Partnership available for distribution shall be distributed to the Limited Partner. The General Partner may make distributions of available cash or other assets to the Limited Partner from time to time in its discretion, and shall make a distribution of available cash or other assets to the Limited Partner upon any written request therefor from the Limited Partner.

          (b) It is the intent of the Partners that the Partnership shall be treated as a disregarded entity for income tax purposes, with all items of profit, loss, income and deduction of the Partnership allocated to and reported by the Limited Partner. In the event that the Partnership is treated as a partnership for income tax purposes, the provisions of Section 4.2(c) below shall apply.

          (c) In the event that the Partnership is treated as a partnership for income tax purposes, the following provision shall apply:

(i)	Subject to (ii) through (v) below, one hundred percent (100%) of the profits, losses, income and deductions of the Partnership shall be allocated to the Limited Partner.

(ii)	Notwithstanding anything to the contrary contained in this Section 4.2(c), the Partnership shall comply with Treasury Regulation section 1.704-2, as amended, with respect to the allocation of deductions and the charge back of minimum gain on nonrecourse debts of the Partnership.

(iii)	Notwithstanding anything to the contrary contained in this Section 4.2(c), no Partner shall be allocated a net loss which would cause or increase a deficit balance in its capital account in excess of any actual or deemed obligation of such Partner to restore deficits (as defined in Treasury Regulation Section 1.704-1(b)(2)(ii)(c) and the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704 2(i)(5)). If any Partner shall receive with respect to the Partnership an adjustment, allocation or distribution in the nature described in Treasury Regulation section 1.704-1(b)(2)(ii)(d)(4)-(6), as amended, which causes or increases a deficit in such Partner’s capital account, such Partner shall be allocated items of income and gain in an amount and manner as will eliminate such deficit balance as quickly as possible. It is intended that this Section 4.2(c)(iii) shall constitute a “qualified income offset” within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(d)(3), as amended.

(iv)	Any allocations required pursuant to Section 4.2(c)(iii) above shall be taken into account in allocating profits, losses, income and deductions pursuant to Section 4.2(c)(i) above, so that, to the extent possible, the cumulative amount of such allocations shall be equal to the cumulative amount that would have been allocated to the Limited Partner if the allocations pursuant to Section 4.2(c)(iii) above had not occurred.

(v)	Notwithstanding anything to the contrary contained in this Section 4.2(c), any portion of any income, gain, loss or deduction with respect to property contributed to the Partnership by a Partner shall be allocated among the Partners in accordance with Internal Revenue Code section 704(c) and Treasury Regulation section 1.704-3, as amended, so as to take account of the variation, if any, between the adjusted tax basis of such property to the Partnership and its fair market value at the time of the contribution, provided, however, that allocation to Partners under this Section 4.2(c)(v) shall not affect a Partner’s capital account to the extent such amounts have previously been reflected in such capital account.

(vi)	A capital account (which shall be a book account) shall be established and maintained for each Partner in a manner determined by the General Partner to be in compliance with Treasury Regulation section 1.704-1(b)(2)(iv), as amended. All distributions to the Partners made in connection with a liquidation of the Partnership shall be made to the Partners based on their respective positive capital account balances, after such balances have been adjusted to reflect all allocations and distributions for all periods (and the Partners hereby acknowledge that it is their intent that all such distributions in liquidation shall be made solely to the Limited Partner).

(vii)	The General Partner shall be the Tax Matters Partner of the Partnership as provided in section 6231 of the Internal Revenue Code. The Partnership shall reimburse the Tax Matters Partner for any expenses incurred by the Tax Matters Partner in connection with the performance of its duties as Tax Matters Partner. The General Partner shall have the power to make such elections under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of items of Partnership income, gain, loss, deduction and credit, and to all other relevant matters, as it deems necessary or desirable.

SECTION 5
ADMISSION OF ADDITIONAL OR SUBSTITUTE PARTNERS

     5.1 Admission of Additional or Substitute Partners. No additional or substitute General or Limited Partner may be admitted to the Partnership without the consent of all Partners. Each additional or substitute Partner shall, upon its admission as a Partner, agree in writing to be bound by all of the terms, provisions and conditions of this Agreement.

SECTION 6
MANAGEMENT AND INDEMNIFICATION.

     6.1 Actions by the Limited Partner. The Limited Partner, in its capacity as a Limited Partner, shall not have authority to act for or on behalf of the Partnership, or to bind the Partnership in any way solely by virtue of being a partner of the Partnership.

     6.2 Authority of the General Partner.

          (a) The General Partner shall manage the business and affairs of the Partnership. The General Partner shall have full, exclusive and complete discretion, power and authority, subject in all cases to the provisions of this Agreement and the requirements of applicable law, to manage, control, administer and operate the business and affairs of the Partnership for the purposes herein stated, to make all decisions affecting such business and affairs, to adopt such accounting rules and procedures as it deems appropriate in the conduct of the business and affairs of the Partnership and to do all things it deems necessary or desirable in the conduct of the business and affairs of the Partnership. The General Partner has full power and discretion to cause the Partnership to borrow money, pledge, mortgage, and assign the Property and to enter into guarantees. The General Partner may appoint and delegate responsibilities to such officers and other agents, as it deems appropriate in its sole discretion.

          (b) Any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitle to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do for and on behalf of the Partnership, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

     6.3 Indemnification of Indemnified Persons. The Partnership shall defend, indemnify, and save harmless each Indemnified Person for all loss, liability, damage, cost, or expense (including reasonable attorneys’ fees) incurred by reason of any demands, claims, suits, actions, or proceedings arising out of (a) the Indemnified Person’s relationship to the Partnership or (b) such Indemnified Person’s capacity as the General Partner or an officer, except for such loss, liability, damage, cost, or expense as arises out of the theft, fraud, willful misconduct, or gross negligence by such Indemnified Person. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Partnership in advance of the final disposition of such action, suit or proceeding, and not less often than monthly upon receipt of an undertaking by and on behalf of the. Indemnified Person to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the Partnership.

SECTION 7
DISSOLUTION AND WINDING UP

     7.1 Dissolution Events. The Partnership shall be dissolved and its affairs wound up upon the expiration of the term of the Partnership as provided in Section 2.4 or upon the happening of any of the following:

          (a) the sale or disposition of all or substantially all of the Partnership assets, and the distribution of the proceeds thereof to the Limited Partner;

          (b) the decision by the Partners to dissolve;

          (c) the occurrence of an event that makes it unlawful for the Partnership’s business to be continued;

          (d) the entry by a court of competent jurisdiction of a decree of judicial dissolution of the Partnership; or

          (e) the liquidation, dissolution or Bankruptcy of the General Partner, unless within 90 days after such occurrence the Limited Partner elects to continue the Partnership and elects a new general partner, and such new general partner agrees in writing to be bound by all of the terms, provisions and conditions of the Agreement.

     7.2 Winding Up. Upon dissolution under Section 7.1, no further business shall be conducted by the Partnership except for the taking of such action as shall be necessary for the winding-up of the affairs of the Partnership and the distribution of its assets to the Limited Partner pursuant to the provisions hereof, and thereupon the General Partner (or such other Person approved by the Partners) shall act as the Liquidator of the Partnership within the meaning of the Act and immediately proceed to wind up and terminate the business and affairs of the Partnership.

     7.3 Sale of Partnership Assets. Upon dissolution, the Liquidator shall sell such of the Partnership assets as it deems necessary or appropriate. In lieu of the sale of the Property, the Liquidator may convey, distribute and assign all or any part of Property to the Limited Partner in such form of ownership as shall be determined by the Liquidator to be applicable to the jurisdiction where the Property is located. A full accounting shall be made of the accounts of the Partnership and of the Partnership’s assets, liabilities and income, from the date of the last accounting to the date of such dissolution. The profits and losses of the Partnership shall be determined to the date of dissolution and transferred as provided in Section 4, to the Limited Partner.

     7.4 Distribution of Assets. The Liquidator shall apply the remaining Partnership assets, in the following order of priority:

          (a) first, to the payment and discharge of, or the making of reasonable provisions for, all of the Partnership’s debts and liabilities to Persons other than the Limited Partner, including contingent, conditional and unmatured liabilities of the Partnership, and the expenses of dissolution and winding-up, in the order of priority as provided by law, including the establishment of a reserve fund for contingent, conditional and unmatured claims as deemed necessary and reasonable by the Liquidator;

          (b) second, to the payment and discharge of, or the making of reasonable provisions for, all of the Partnership’s debts and liabilities to the Limited Partner; and

          (c) third, all remaining assets to the Limited Partner.

SECTION 8
SEPARATENESS COVENANTS

     8.1 Affirmative Covenants. The Partnership shall (i) maintain its accounts, books and records separate from any other person or entity, (ii) maintain its books, records, resolutions and agreements as official records, (iii) hold its assets in its own name, (iv) conduct its business in its own name (provided that any Partner or its Affiliates may provide management or other services for the Partnership), (v) maintain its internal financial statements, accounting records and other entity documents separate from any other person or entity (provided that its external financial statements and tax returns may be prepared on a consolidated basis with other entities), (vi) hold itself out and identify itself as a separate and distinct entity under its own name and not as a part of any person or entity, (vii) correct any known misunderstanding regarding its separate identity, and (viii) observe all limited partnership formalities.

SECTION 9
MISCELLANEOUS

     9.1 Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

     9.2 Governing Law. The laws of the State of Delaware (other than the choice of law provisions thereat) shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

     9.3 Waiver. Any of the terms and conditions of this Agreement may be waived in whole or in part, but only by an agreement in writing making specific reference to this Agreement and executed by the party entitled to the benefit thereof.

     9.4 Binding Agreement and Successors. This Agreement shall be binding upon and shall inure to the benefit of the Partners and their successors and assigns.

     9.5 No Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies.

     9.6 Section Headings. Section headings contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement or any of its terms and conditions.

     9.7 Interest Held for Investment. The Limited Partner does hereby represent and warrant by the execution of this Agreement that its interest in the Partnership was obtained for investment purposes only and not for resale or distribution.

     9.8 Securities Laws Restrictions. The interests described. in this Agreement have not been registered under the Securities Act of 1933, as amended, or under the securities laws of the

State of Delaware or any other jurisdiction. Consequently, these interests may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, except in accordance with the provisions of such laws and this Agreement.

IN WITNESS WHEREOF, the undersigned parties have executed and entered into this Agreement effective as of the day first above set forth.

GENERAL PARTNER: [GLADSTONE ENTITY], INC., a Delaware corporation
By:
[Name], [Title]

LIMITED PARTNER: GLADSTONE COMMERCIAL LIMITED PARTNERSHIP, a Delaware limited partnership
By:	Gladstone Commercial Partners, LLC, its General Partner

By:	Gladstone Commercial Corporation, its Manager

By:
[Name], [Title]

EXHIBIT G-2

STATE of DELAWARE
CERTIFICATE of LIMITED PARTNERSHIP

•	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

•	First: The name of the limited partnership is [Gladstone entity] L.P.

•	Second: The name and address of the Registered Agent is:

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19805

•	Third: The name and mailing address of the general partner is as follows:

___, Inc.
1251 West Branch Road
Suite 200
McLean, Virginia 22102

•	In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of the ___day of ___200_.

BY:	___, INC., a Delaware corporation
(General Partner)

NAME:
[Name], [Title]

EXHIBIT G-2

WRITTEN CONSENT

OF THE GENERAL PARTNER OF

[GLADSTONE ENTITY], L.P.

Dated as of ________ __, 200_

     The undersigned, being the general partner of [Gladstone Entity], L.P., a Delaware limited partnership (the “Partnership”), pursuant to the partnership agreement of the Partnership does hereby consent in writing, without a meeting, to the following actions, and directs that this Consent be filed with the minutes of proceedings of the Partnership:

     WHEREAS, the Company was formed pursuant to filing of the Certificate of Formation with the Secretary of State of the State of Delaware on ___, 200___ (the “Formation Date”).

     RESOLVED, that all of the acts and transactions of the manager and officers of the Company which have been taken or made prior to or since the Formation Date and all other acts and transactions taken or made in furtherance of the purposes of the Company be, and they hereby are, ratified and approved.

[Gladstone Entity], INC.
By:	________________________
[Name], [Title]

EXHIBIT R

EQUITY PLEDGE AGREEMENT

[Formerly Titled “Membership Pledge Agreement”]

     THIS EQUITY PLEDGE AGREEMENT (this “Agreement”) dated as of this ___day of March, 2005, between Gladstone Commercial Corporation, a Maryland corporation, Gladstone Commercial Limited Partnership, a Delaware limited partnership (together, the “Pledgors”) and Branch Banking and Trust Company, a national banking association (“BB&T”), acting as Administrative Agent (in such capacity, the “Administrative Agent”) for itself and the other Secured Parties (as defined in the Credit Agreement referred to below).

W I T N E S S E T H

     WHEREAS, the Administrative Agent and the Banks (as defined in the Credit Agreement) have agreed to extend credit to the Pledgors pursuant to the terms of that certain Credit Agreement of even date herewith (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”) among the Pledgors, the Administrative Agent and the Banks signatory thereto;

     WHEREAS, the Pledgors beneficially and legally own the limited liability company membership interests, limited partnership interests and stock in the Subsidiaries of the Borrowers described on Exhibit A attached hereto (the “Pledged Subsidiaries”), which membership interests, limited partnership interests and stock comprise all of the outstanding membership interests, limited partnership interests and stock in each such Subsidiary;

     WHEREAS, Pledgors, as Borrowers under the Credit Agreement and as holders of all the outstanding equity interests of each Pledged Subsidiary (other than the general partnership interests in the Pledged Subsidiaries which are limited partnerships) will derive material benefit from Banks’ extension of credit to the Pledgors pursuant to the Credit Agreement; and

     WHEREAS, it is a condition of Banks’ agreement to extend credit to Borrowers pursuant to the Credit Agreement that the Administrative Agent, on behalf of the Secured Parties (as defined in the Credit Agreement), receive a pledge of the Collateral (as defined below) hereunder by the Pledgors’ execution and delivery of this Agreement to secure: (a) the due and punctual payment by the Borrowers of: (i) the principal of and interest on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and any renewals, modifications or extensions thereof, in whole or in part; (ii) each payment required to be made by the Borrowers under the Credit Agreement and Letter of Credit Agreements in respect of any of the Letters of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon, and obligations, if any, to provide cash collateral and any renewals, modifications or extensions thereof, in whole or in part; and (iii) all other monetary obligations of the Borrowers to the Secured Parties under the Credit Agreement and the other Loan Documents to which the Borrowers are or are to be a party and any renewals, modifications or extensions thereof, in whole or in part; (b) the due and punctual performance of all other obligations of the Borrowers under the Credit Agreement and the other Loan

Documents to which the Borrowers are or are to be a party, and any renewals, modifications or extensions thereof, in whole or in part and (c) the due and punctual payment and performance of all obligations of each of the Guarantors under the Credit Agreement and the other Loan Documents to which they are or are to be a party and any and all renewals, modifications or extensions thereof, in whole or in part (all of the foregoing indebtedness, liabilities and obligations being collectively called the “Obligations”).

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     SECTION 1. Definitions. Any capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

     SECTION 2. Pledge. As collateral security for the due and punctual payment of the Obligations, each Pledgor hereby pledges, hypothecates, delivers and assigns and grants unto Administrative Agent, as Administrative Agent for itself and the Secured Parties, a security interest (which security interest shall constitute a first priority security interest), in all of the Pledgor’s membership interests, limited partnership interests and common stock in the Pledged Subsidiaries and all securities instruments or other rights convertible into or exercisable for the foregoing (the “Equity Interests”), together with all proceeds, profits, interests, capital accounts, accounts, contract rights, general intangibles, deposits, funds, dividends, distributions, rights to distributions, including both distributions of money and of property, and other rights, claims and interests relating to or arising out of Pledgor’s Equity Interests, now owned or hereafter acquired, in the Pledged Subsidiaries, together with any and all replacements or substitutions for or proceeds of all of the foregoing (collectively, the “Collateral”), and each Pledgor hereby delivers to Administrative Agent, on behalf of the Secured Parties, including itself, the certificates, instruments or other documents, if any, evidencing or representing the Collateral. This Agreement is not intended to place Administrative Agent or any Secured Party in a position of being a member or partner of any Pledged Subsidiary, but is intended to grant Administrative Agent, on behalf of the Secured Parties, a lien on and security interest in Pledgor’s Equity Interests in the Pledged Subsidiaries including, without limitation, any and all of the Collateral but specifically excluding any general partnership interests.

     SECTION 3. Representations and Warranties. Each Pledgor hereby represents and warrants that:

          (a) Pledgor has all requisite power and authority to enter into this Agreement, to grant a security interest in the Collateral for the purposes described in Section 2 and to carry out the transactions contemplated by this Agreement;

          (b) No approval of or consent from any person or entity (other than the acknowledgement and consent of the Pledged Subsidiaries as evidenced by their signature hereto) is required in connection with the execution and delivery by Pledgor of this Agreement, the granting of the security interests in the Collateral, or the carrying out of the transactions contemplated by this Agreement;

          (c) Pledgor is the direct and beneficial owner of the Collateral as of the date hereof;

          (d) All of the Collateral is owned by the Pledgor free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest in such Collateral or the proceeds thereof, except for the security interest granted to the Administrative Agent on behalf of the Secured Parties hereunder;

          (e) The execution, delivery and performance by Pledgor of this Agreement do not and will not contravene or constitute a default under or result in any violation of any agreement (including, without limitation, the operating or partnership agreement of any Pledged Subsidiary), indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Pledgor;

          (f) Each Pledged Subsidiary is a limited liability company, limited partnership or corporation duly formed, validly existing and in good standing as such under the laws of the State of its organization as set forth on Exhibit A hereto, and the execution and delivery of this Agreement are within the limited liability company, partnership or corporate powers of such Pledged Subsidiary, have been duly authorized by all necessary limited liability company, partnership or corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for the Uniform Commercial Code filings set forth in paragraph (g) below) and do not contravene, or constitute a default under, the operating agreement, partnership agreement, charter or by-laws of such Pledged Subsidiary;

          (g) Upon filing of a Uniform Commercial Code Financing Statement with the Maryland Secretary of State, in the case of Gladstone Commercial Corporation and with the Delaware Secretary of State, in the case of Gladstone Commercial Limited Partnership, this Agreement creates and grants a valid lien on and perfected security interest in the Collateral and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance, or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Collateral; and

          (h) A true, correct and complete copy of the operating agreement, limited partnership agreement, charter and by-laws, as the case may be, of each Pledged Subsidiary (together with all amendments thereto) has been provided to the Administrative Agent.

     SECTION 4. Voting Rights; Distributions, Etc.

          (a) So long as no Event of Default, as defined in the Credit Agreement, shall have occurred and be continuing:

               (i) each Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Collateral or any part thereof, provided, however, that no vote shall be cast or right exercised or other action taken which would impair the Collateral or which would be inconsistent with or result in any violation of the provisions of this Agreement, the Credit Agreement or any other Loan Document,

               (ii) except to the extent limited by this Agreement, the Credit Agreement or any other Loan Document, each Pledgor shall be entitled to receive and retain any and all cash dividends or cash distributions payable on the Collateral, but any and all equity interests and/or liquidating dividends, distributions in property, returns of capital, or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination, or reclassification of the outstanding ownership units or other interests of the Pledged Subsidiaries or received in exchange for the Collateral or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which any Pledged Subsidiary may be a party or otherwise, and any and all cash and other property received in redemption of or in exchange for any Collateral (either upon call for redemption or otherwise), shall be and become part of the Collateral pledged hereunder and, if received by the Pledgor, shall forthwith be delivered to Administrative Agent (accompanied by proper instruments of assignment and/or powers of attorneys executed by the Pledgor) to be held subject to the terms of this Agreement;

          (b) Upon the occurrence and during the continuance of an Event of Default, all rights of either Pledgor to exercise the voting and/or consensual rights and powers that such Pledgor is entitled to exercise pursuant to Section 4(a)(i) hereof and/or to receive the payments that such Pledgor is authorized to receive and retain pursuant to Section 4(a)(ii) hereof shall cease, and all such rights shall thereupon become vested in Administrative Agent for the benefit of the Secured Parties, who shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers and/or to receive and retain such payments; provided, that nothing herein shall obligate Administrative Agent to exercise such voting and/or consensual rights, all such action in such regard being solely in Administrative Agent’s or Secured Parties’ discretion. Any and all money and other property paid over to or received by Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by Administrative Agent as additional Collateral hereunder and be applied in accordance with the provisions hereof.

     SECTION 5. Covenants. Each Pledgor hereby covenants that until such time as the Obligations shall have been indefeasibly paid in full:

          (a) Pledgor will not, without the prior written consent of the Administrative Agent, sell, convey, assign, or otherwise dispose of all or any part of the Collateral or any interest therein, except that prior to an Event of Default, Pledgor shall be permitted to receive and dispose of distributions to the extent permitted by Section 4 above; nor will the Pledgor create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or security interest whatsoever with respect to all or any part of the Collateral or the proceeds thereof, other than that created hereby; nor will the Pledgor amend the operating agreement, limited partnership agreement or charter of any Pledged Subsidiary or consent to or permit any amendment thereof; nor will Pledgor consent to or permit the issuance of any additional Equity Interests in any Pledged Subsidiary (unless pledged to Administrative Agent hereunder), or any securities or instruments exercisable or exchangeable for Equity Interests in any Pledged Subsidiary or otherwise representing any right to acquire any Equity Interest in any Pledged Subsidiary or any general partnership interests in any Pledged Subsidiary that is a limited partnership.

          (b) Pledgor will not permit any Pledged Subsidiary to change its entity form and will give to Administrative Agent not less than 30 days prior written notice of (i) any change in its name or the name of any Pledged Subsidiary or (ii) any change in the location of the principal place of business of Pledgor or any Pledged Subsidiary.

          (c) Pledgor will, at Pledgor’s own expense, defend Administrative Agent’s and Secured Parties’ right, title, special property and security interest in and to the Collateral and any distributions with respect thereto against the claims of any person, firm, corporation or other entity.

          (d) Pledgor will preserve and protect the Collateral.

          (e) Pledgor will promptly pay and discharge before the same become delinquent, all taxes, assessments and governmental charges or levies imposed on Pledgor or the Collateral, except for taxes timely disputed in good faith, for which adequate reserves have been made.

          (f) The Secured Parties shall have the right, upon request, to review, examine and audit the books and records of any Pledged Subsidiary and of any Pledgor with regard to the Collateral and any distributions with respect thereto. Each Secured Party’s costs and expenses incurred in connection with any such review, examination or audit shall be paid by Pledgors.

     SECTION 6. Remedies upon Default. Upon the occurrence of an Event of Default as defined in the Credit Agreement, Administrative Agent may, in addition to the exercise by Administrative Agent of its rights and remedies under any other Section of this Agreement or under the Credit Agreement or any other agreement relating to the Obligations or otherwise available to it at law or in equity:

          (a) declare the principal of and all accrued interest on and any other amounts owing with respect to the Obligations immediately due and payable, without demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notices of any kind, and

          (b) exercise all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of North Carolina at that time and sell (in compliance with applicable laws, including securities laws) the Collateral, or any part thereof, at public or private sale, at any broker’s board, upon any securities exchange, or elsewhere, for cash, upon credit, or for future delivery, as Administrative Agent may deem appropriate in the circumstances and commercially reasonable. Administrative Agent shall have the right to impose limitations and restrictions on the sale of the Collateral as Administrative Agent may deem to be necessary or appropriate to comply with any law, rule, or regulation (Federal, state, or local) having applicability to the sale, including, but without limitation, restrictions on the number and qualifications of the offerees and requirements for any necessary governmental approvals, and Administrative Agent shall be authorized at any such sale (if it deems it necessary or advisable to do so) to restrict the prospective offerees or purchasers to persons who will represent and agree that they are purchasing securities included in the Collateral for their own account and not with a view to the distribution or sale thereof in violation of applicable securities laws and each Pledgor hereby waives, to the maximum extent permitted by law, any claim arising because the price at which the Collateral may have been sold at such private sale was less than the price that might have been obtained at public sale, even if Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Upon consummation of any such sale, Administrative Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of each Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, and/or appraisal that the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. To the extent that notice of sale shall be required to be given by law, Administrative Agent shall give the Pledgor at least ten (10) days’ prior written notice of its intention to make any such public or private sale. Such notice shall state the time and place fixed for sale, and the Collateral, or portion thereof, to be offered for sale. Any such sale shall be held at such time or times within ordinary business hours and at such place or places as Administrative Agent may fix in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Administrative Agent may determine, and Administrative Agent may itself bid (which bid may be in whole or in part in the form of cancellation of the Obligations) for and purchase the whole or any part of the Collateral. Administrative Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Collateral may have been given. Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. Each Pledgor hereby agrees that any sale or disposition of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions in the city and state where Administrative Agent is located in disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

     SECTION 7. Application of Proceeds of Sale. The proceeds of sale of the Collateral sold pursuant to Section 6 hereof shall be applied by Administrative Agent as set forth in Section 6.04 of the Credit Agreement.

     SECTION 8. Administrative Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints Administrative Agent the Pledgor’s attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, after the occurrence of an Event of Default as defined in the Credit Agreement, Administrative Agent shall have the right and power to receive, endorse, and collect all checks and other orders for the payment of money made payable to Pledgor representing any dividend or other distribution payable or distributable in respect of the Collateral or any part thereof, and to give full discharge for same.

     SECTION 9. Responsibility. Notwithstanding the provisions of Section 4(b) hereof, Administrative Agent shall have no duty to exercise any voting and/or consensual rights and powers becoming vested in Administrative Agent with respect to the Collateral or any part thereof, to exercise any right to redeem, convert, or exchange any securities included in the Collateral, to enforce or see to the payment of any dividend or any other distribution payable or distributable on or with respect to the Collateral or any part thereof, or otherwise to preserve any rights in respect of the Collateral against any third parties.

     SECTION 10. No Waiver: Cumulative Remedies. No failure on the part of Administrative Agent to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Administrative Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies of Administrative Agent hereunder are cumulative and are not exclusive of any other remedies available to Administrative Agent at law or in equity.

     SECTION 11. Termination. This Agreement shall terminate upon the complete performance of each Loan Party’s obligations under each Loan Document and the final and indefeasible payment in full of the Obligations. Upon termination of this Agreement, Administrative Agent shall reassign and redeliver (or cause to be reassigned or redelivered) to the Pledgors such Collateral (if any) as shall not have been sold or otherwise applied by Administrative Agent pursuant to the terms hereof and as shall still be held by it hereunder together with appropriate instruments of assignment and release.

     SECTION 12. Notices. Any notice or communication required or permitted hereunder shall be given in the manner prescribed in the Credit Agreement.

     SECTION 13. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such agreements and instruments, as Administrative Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto Administrative Agent and the Secured Parties their rights, powers and remedies hereunder. Each Pledgor hereby authorizes Administrative Agent to file one or more Uniform Commercial Code financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral.

     SECTION 14. Binding Agreement. This Agreement and the terms, covenants, and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

     SECTION 15. Modification. Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged, or terminated, nor may any of the Collateral be released or the pledge or the security interest created hereby extended, except by an instrument in writing signed by the parties hereto.

     SECTION 16. Severability. In case any lien, security interest, or other right of Administrative Agent hereunder shall be held to be invalid, illegal, or unenforceable, such invalidity, illegality, and/or unenforceability shall not affect any other lien, security interest, or other right of Administrative Agent hereunder.

     SECTION 17. Governing Law. This Agreement (including matters of construction, validity, and performance) , the rights, remedies, and obligations of the parties with respect to the Collateral to the extent not provided for herein, and all matters concerning the validity, perfection, and the effect of non-perfection of the pledge contemplated hereby, shall be governed by and construed in accordance with the laws of the State of North Carolina or other mandatory applicable laws. Notwithstanding anything herein, EACH PLEDGOR AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NORTH CAROLINA AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN IN ANY ACTION TAKEN BY ADMINISTRATIVE AGENT RELATING TO THIS AGREEMENT OR ANY PROVISIONS, RIGHTS OR REMEDIES HEREOF. EACH PLEDGOR FURTHER AGREES THAT ANY ACTION TAKEN BY PLEDGOR RELATING TO THIS AGREEMENT OR ANY PROVISIONS, RIGHTS OR REMEDIES HEREOF SHALL BE TAKEN IN SAID COURTS AND SHALL NOT BE TAKEN IN ANY OTHER JURISDICTION. PLEDGOR RECOGNIZES THAT THIS COVENANT IS AN ESSENTIAL PROVISION OF THIS AGREEMENT, THE ABSENCE OF WHICH WOULD MATERIALLY ALTER THE CONSIDERATION GIVEN BY ADMINISTRATIVE AGENT AND SECURED PARTIES TO PLEDGOR AND GLADSTONE COMMERCIAL CORPORATION.

     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:

GLADSTONE COMMERCIAL CORPORATION

By:		(SEAL)

George Stelljes III
Executive Vice President
and Chief Investment Officer

GLADSTONE COMMERCIAL LIMITED PARTNERSHIP

By	Gladstone Commercial Partners, LLC, its general partner

By	Gladstone Commercial Corporation, its manager

Name:	George Stelljes III
Executive Vice President
and Chief Investment Officer

ADMINISTRATIVE AGENT:

BRANCH BANK AND TRUST COMPANY,
as Administrative Agent for itself and the other Secured Parties

By:

James C. Stallings III
Vice President

Acknowledged and Consented to:

PLEDGED SUBSIDIARIES:

GCC NORFOLK LLC

GLADSTONE LENDING LLC

By:	Gladstone Commercial Limited Partnership its Manager

By:	Gladstone Commercial Partners, LLC its General Partner

By:	Gladstone Commercial Corporation Manager of each of the above LLCs

By:		(SEAL)

Name:	George Stelljes III
Title:	Executive Vice President
and Chief Investment Officer

TUSCANY AUSTIN GCC L.P.

By:	GCC COCO, Inc.
its General Partner

By:

Arthur S. Cooper, President

FIRST PARK TEN COCO SAN ANTONIO, L.P.
(SEAL)
By:	GCC COCO, Inc.
its General Partner

By:

Arthur S. Cooper, President

Exhibit A

NAMES, ADDRESSES, PLEDGED EQUITY INTERESTS AND STATES OF ORGANIZATION OF PLEDGED SUBSIDIARIES

Pledged Subsidiary	Address	Equity Interest	State of Organization
Tuscany Austin GCC L.P.	1616 Anderson Road, Suite 208 McLean, VA 22101 Attn: George Stelljes III	100% of Limited Partnership Interests (Uncertificated)	Delaware

GCC Norfolk LLC	1616 Anderson Road, Suite 208 McLean, VA 22101 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

First Park Ten Coco San Antonio, L.P.	1616 Anderson Road, Suite 208 McLean, VA 22101 Attn: George Stelljes III	100% of Limited Partnership Interests (Uncertificated)	Delaware

Gladstone Lending LLC	1616 Anderson Road, Suite 208 McLean, VA 22101 Attn: George Stelljes III	100% of Membership Interests (Uncertificated)	Delaware

GCC COCO, Inc.	1616 Anderson Road, Suite 208 McLean, VA 22101 Attn: George Stelljes III	100% of Common Stock, no par value	Delaware